UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2019

REPLIGEN CORPORATION

(Exact name of registrant as specified in charter)

Delaware	000-14656	04-2729386
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 Seyon Street, Bldg. 1, Suite 100, Waltham, MA 02453

(Address of Principal Executive Offices) (Zip Code)

(781) 250-0111

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.01 per share	RGEN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 19, 2019, Repligen Corporation (the “Company”) completed its previously announced underwritten public offering (the “Notes Offering”) of $287.5 million aggregate principal amount of the Company’s 0.375% Convertible Senior Notes due 2024 (the “Notes”), which includes $37.5 million aggregate principal amount of additional Notes issued pursuant to the full exercise of the option granted to the underwriters in the Notes Offering to cover over-allotments.

The Notes are governed by the terms of a base indenture for senior debt securities (the “Base Indenture”), as supplemented by the first supplemental indenture thereto (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), each dated as of July 19, 2019, by and between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”). The Notes bear cash interest at the rate of 0.375% per annum, payable semi-annually in arrears on January 15 and July 15 of each year, beginning on January 15, 2020, to holders of record at the close of business on the preceding January 1 and July 1, respectively. The Notes will mature on July 15, 2024, unless earlier converted or repurchased in accordance with their terms.

Prior to April 15, 2024, the Notes will be convertible at the option of holders of the Notes only upon satisfaction of certain conditions and during certain periods, and thereafter, the Notes will be convertible at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. Upon conversion, holders of the Notes will receive shares of the Company’s common stock, cash or a combination thereof, at the Company’s election.

The conversion rate for the Notes will initially be 8.6749 shares of the Company’s common stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $115.28 per share of common stock, and is subject to adjustment under the terms of the Notes. Holders of the Notes may require the Company to repurchase their Notes upon the occurrence of a fundamental change prior to maturity for cash at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

The Company will not have the right to redeem the Notes prior to the maturity date.

The Indenture contains customary terms and covenants and events of default. If an event of default (other than certain events of bankruptcy, insolvency or reorganization involving the Company) occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes may declare 100% of the principal of, and any accrued and unpaid interest on, all of the Notes to be due and payable. Upon the occurrence of certain events of bankruptcy, insolvency or reorganization involving the Company, 100% of the principal of and accrued and unpaid interest, if any, on all of the Notes will become due and payable automatically. Notwithstanding the foregoing, the Indenture provides that, to the extent the Company elects and for up to 360 days, the sole remedy for an event of default relating to certain failures by the Company to comply with certain reporting covenants in the Indenture consists exclusively of the right to receive additional interest on the Notes.

The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by the full text of the Base Indenture and the Supplemental Indenture that are filed as Exhibits 4.1 and 4.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein. The Form of Note is attached as Exhibit 4.3 to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 8.01 of this Current Report on Form 8-K below under the heading “2016 Notes Exchanges” is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On July 19, 2019, the Company issued a press release announcing the closing of its previously announced underwritten public offering of an aggregate of 1,587,000 shares of its common stock (the “Shares”) at a public offering price of $87.00 per share (the “Shares Offering”) and the closing of the Notes Offering, which includes the exercise in full of the underwriters’ option to purchase 207,000 additional Shares and $37.5 million additional Notes. This press release is attached to this Current Report on Form 8-K and furnished as Exhibit 99.1.

The information in this Item 7.01 of this Form 8-K and the Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall any of it be deemed incorporated by reference in any filing under the Securities Act of 1933 (the “Securities Act”) or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

2016 Notes Exchanges

On July 16, 2019, the Company entered into separate privately negotiated agreements with certain holders of its outstanding 2.125% Convertible Senior Notes due 2021 (the “2016 Notes”) to exchange an aggregate of $92.0 million principal aggregate amount of the 2016 Notes for shares of the Company’s common stock, together with cash, in private placement transactions pursuant to Section 4(a)(2) of the Securities Act (the “Note Exchanges”).

Each holder of 2016 Notes that participated in the Note Exchanges represented to the Company that it was either an institutional “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act or a “qualified institutional buyer” within the meaning of Rule 144A promulgated under the Securities Act.

On July 19, 2019 and July 22, 2019, the Company used approximately $92.3 million and 1,850,174 shares of its common stock to settle the Note Exchanges.

Notice of Redemption

On July 19, 2019, the Company issued a notice of redemption in respect of the 2016 Notes, which provides that, on September 23, 2019, the Company will redeem all 2016 Notes that have not been converted, repurchased or exchanged prior to such date at a redemption price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Base Indenture, dated as of July 19, 2019, by and between Repligen Corporation and Wilmington Trust, National Association.

4.2	First Supplemental Indenture, dated as of July 19, 2019, by and between Repligen Corporation and Wilmington Trust, National Association.

4.3	Form of 0.375% Convertible Senior Note due 2024 (included in Exhibit 4.2).

99.1	Press release issued by Repligen Corporation on July 19, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REPLIGEN CORPORATION

Dated: July 22, 2019	By:	/s/ Tony J. Hunt
Tony J. Hunt President and Chief Executive Officer